CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Form S-8) of our reports dated March 2, 1995 with respect to the consolidated financial statements of Information International, Inc. (and to all references to our Firm) included in or made a part of the Consent Statement/Prospectus of Autologic Information International, Inc. which is part of the Registration Statement (Form S-4, File No. 33-99278) of Autologic Information International, Inc. for the registration of 2,966,120 shares of its common stock.

                                                /s/ ARTHUR ANDERSEN LLP
                                                -----------------------
                                                Arthur Andersen LLP

Los Angeles, California
September 4, 1996